Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "KWIKCLICKS, INC.", CHANGING ITS NAME FROM "KWIKCLICKS, INC." TO "KWIKCLICK, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2020, AT 3:22 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

2359802 8100
SR# 20207569337

Authentication: 203769488
Date: 09-30-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:22 PM 09/30/2020
FILED 03:22 PM 09/30/2020
SR 20207569337 - File Number 2359802

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of KwikClicks, Inc. (the "Corporation" or the "Company") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "I" so that, as amended, said Article shall be and read as follows:

ARTICLE I

The Name of the Company is KwikClick, Inc.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" so that, as amended, said Article shall be and read as follows:

ARTICLE IV

The total number of shares of capital stock that the Corporation is authorized to issue is 255,000,000, consisting of 250,000,000 shares of Common Stock, par value $0.0001 per share (the ***"Common Stock"),*** and 5,000,000 shares of Preferred Stock, par value $0.0001 per share (the ***"Preferred Stock").*** The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

A. the distinctive designation of such series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

B. the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

C. the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

D. whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions related to the operation thereof;

E. whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

F. the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up or upon any distribution of the assets, of the Corporation;

G. whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on parity with or ranking junior to the shares of such series in any respect;

H. whether such series shall have the voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited; and

I. any other powers, preferences, privileges, and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment to Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, each 40 shares of the Corporation's Common Stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of

Common Stock shall be entitled to receive cash (without interest) from the Corporation's transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's transfer agent of all fractional shares otherwise issuable.

Stockholders who hold certificates that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates") shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation's transfer agent of the stockholder's properly completed and duly executed transmittal letter and the surrender of the stockholder's Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: That thereafter, the holders of a majority of the shares of the Corporation entitled to vote, acting by written consent in lieu of a meeting of the stockholders, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, executed, dated, and delivered to the Corporation's principal place of business the attached a written consent in which the holders of a majority of the shares of the Corporation entitled to vote voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17th day of August 2020.

By: Rodney Wilkinson

Rodney Wilkinson

~~Secretary~~

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "FORTECX, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 2012, AT 8:55 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2359802 8100

AUTHENTICATION: 9999249

121246007

DATE: 11-19-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:57 PM 11/19/2012
FILED 08:55 PM 11/19/2012
SRV 121246007 - 2359802 FILE

CERTIFICATE OF DESIGNATION
OF
FORTECX, INC.
A Delaware Corporation

FORTECX, INC., a Delaware corporation (the "Corporation") organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

WHEREAS, pursuant to the Corporation's Certificate of Incorporation (as amended), the Corporation's Board of Directors (the "Board") is authorized to issue, by resolution and without any action by the Corporation's shareholders, up to Five Million (5,000,000) shares of preferred stock, par value $0.0001 as set out in the Corporation's Certificate of Incorporation, as amended, (the "Preferred Stock"), in one or more series, and the Board may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and all other preferences and rights of any series of Preferred Stock, including rights that could adversely affect the voting power of the holders of the Corporation's common stock;

WHEREAS, the Board believes it to be in the best interest of the Corporation and its shareholders to designate a new class of Series B Preferred Stock (as defined below);

RESOLVED, pursuant to the DGCL, the Board hereby files this Certificate of Designation (the "Certificate") and designates a new class of Preferred Stock as Series B Preferred Stock as follows:

A. Series B Preferred Stock. The Corporation is authorized to issue up to Five Million (5,000,000) shares of Preferred Stock. One Hundred Thousand (100,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series B Preferred Stock" with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1. Voting Rights. The Series B Holder shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: the Series B Holder shall have such number of votes as is determined by multiplying (a) the number of shares of Series B Preferred Stock held by such holder, and (b) 1,500. Such voting calculation is hereby authorized by the Corporation and the Corporation acknowledges such calculation may result in the total number of possible votes cast by the Series B Holders and all other classes of the Corporation's stock in any given voting matter exceeding the total aggregate number of shares which this Corporation shall have authority to issue.

2. Series B Protective Provisions. In addition to any other rights provided by law, at any time any shares of Series B Preferred Stock are outstanding, as a legal party in interest,

the Corporation, through action directly initiated by the Corporation's Board of Directors or indirectly initiated by the Corporation's Board of Directors through judicial action or process, including any action by common shareholders, shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the affirmative written consent of 100% of the Series B Holders:

a. amend, alter or repeal any provision of the Certificate of Incorporation, this Certificate or Bylaws of the Corporation;

b. designate any new class of Preferred Stock, nor sell or issue in any way, shape or form, any additional shares of Preferred Stock other than the Series B Preferred Stock, including, but not limited to, any shares of Series A Preferred Stock which are, as of the date of this Certificate of Designation, authorized but no shares are issued or outstanding;

c. issue any shares of Common Stock that would result in the Company's number of shares of Common Stock issued and outstanding exceeding One Hundred Ten Million (110,000,000) shares; and

d. initiate any action with a regulatory, governmental, administrative, judicial entity or individual in an attempt to abrogate or diminish in any way the rights, preferences and privileges of these Series B Preferred Stock.

3. Re-issuance. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of conversion, redemption or otherwise shall be reissued as Series B Preferred Stock, and all such shares thereafter shall be returned to the Corporation's treasury under the status of undesignated and un-issued shares of Preferred Stock of the Corporation.

4. Notices. Unless otherwise specified in the Corporation's Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any Series B Holder, shall be delivered to it at its address as it appears on the stock books of the Corporation.

5. Transfer Agent Notice. The Corporation shall immediately, upon filing of this Certificate of Amendment, provide its transfer agent with copies of this Certificate of Amendment and notify its transfer agent of all rights, conditions, terms and requirements hereunder. In the event the Corporation changes transfer agents following the filing of this Certificate of Amendment, any new transfer agent shall immediately receive copies of these Articles and be notified of all rights, conditions, terms and requirements hereunder.

6. Severability. If any word, phrase, provision or clause of this Certificate is deemed to be invalid, illegal, or unenforceable, only specific content shall be deemed stricken from this Certificate and all remaining language, content, rights, restrictions and privileges of this Certificate shall remain in effect. If any word, phrase, provision or clause of this

Certificate is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of FORTECX, Inc. on November 19, 2012.

FORTECX, INC.

By: David Hunt
Its: President

State of Utah)
ss
County of Salt Lake)

On this 19th day of November, 2012, personally appeared before me David Hunt, whose identity is personally known to me (or proven on the basis of satisfactory evidence) and who by me duly sworn/affirmed, did say that he/she is the President/CEO of FortecX, Inc., a Delaware corporation, and that said document was signed by him/her in behalf of said Corporation by Authority of its Bylaws, or (Resolution of its Board of Directors), and said David Hunt acknowledged to me that said Corporation executed the same.

Notary Public

NOTARY PUBLIC
Thais B.A Sharp
583210
My Commission Expires
June 29, 2014
STATE OF UTAH

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TBD ONE, INC.", CHANGING ITS NAME FROM "TBD ONE, INC." TO "FORTECX, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF NOVEMBER, A.D. 2012, AT 8:51 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2359802 8100

AUTHENTICATION: 9987749

121230257

DATE: 11-14-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:58 PM 11/14/2012
FILED 08:51 PM 11/14/2012
SRV 121230257 - 2359802 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

TBD One, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First and Fourth" so that, as amended, said Article shall be and read as follows:

FIRST: The name of the Corporation is FORTECX, INC.

FOURTH: **See attached**

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of November, 2012.

By: [signature]
Authorized Officer

Title: President

Name: David Hunt
Print or Type

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, divided into two classes consisting of 150,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"). The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

A. the distinctive designation of such series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

B. the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

C. the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

D. whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions related to the operation thereof;

E. whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

F. the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up or upon any distribution of the assets, of the Corporation;

G. whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on parity with or ranking junior to the shares of such series in any respect;

H. whether such series shall have the voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited; and

I. any other powers, preferences, privileges, and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment to Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, each 50 shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Corporation's transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's transfer agent of all fractional shares otherwise issuable.

Stockholders who hold certificates that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates") shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation's transfer agent of the stockholder's properly completed and duly executed transmittal letter and the surrender of the stockholder's Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TBD ONE, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTEENTH DAY OF NOVEMBER, A.D. 1993, AT 4:30 O'CLOCK P.M.

CERTIFICATE OF AGREEMENT OF MERGER, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1994, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF MARCH, A.D. 1997, AT 1 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF SEPTEMBER, A.D. 1998, AT 8:30 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "CSL LIGHTING MANUFACTURING, INC." TO "TBD ONE, INC.", FILED THE FIFTH DAY OF FEBRUARY, A.D. 2001, AT 10 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "TBD ONE, INC.".

SECRETARY'S OFFICE — 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

2359802 8100H

AUTHENTICATION: 8229637

100912195

DATE: 09-15-10

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 11/16/1993
753320183 - 2359802

CERTIFICATE OF INCORPORATION

OF

CSL LIGHTING MANUFACTURING, INC.

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the Corporation is CSL LIGHTING MANUFACTURING, INC.

SECOND: The registered office of the Corporation in the State of Delaware is to be located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Eleven Million (11,000,000) shares, Ten Million (10,000,000) shares of which shall be shares of common stock, the par value of each such share is

$.01, and One Million (1,000,000) shares of which shall be shares of preferred stock, the par value of each such share is $.01, all of which preferred stock may be issued by the Board of Directors from time to time, in one or more series, with such voting rights, terms of redemption, redemption prices, liquidation preferences, and such other rights, designations and preferences as may be determined from time to time by the Board of Directors all without any further vote or action on the part of stockholders.

FIFTH: The name and the mailing address of the sole incorporator is:

Name	Mailing Address
Nancy Udolf, Esq.	Zukerman Gore & Brandeis 900 Third Avenue New York, New York 10022

SIXTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the by-laws made by the Board of Directors.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class

of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the

same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented.

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of November, 1993.

Nancy Udolf

Nancy Udolf, Esq.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/23/1994
944026054 - 2359802

PLAN AND AGREEMENT OF MERGER

OF

CSL LIGHTING, INC.
(an Illinois corporation)

AND

GERBER LIGHTING CORPORATION
(a California corporation)

AND

CSL LIGHTING MANUFACTURING, INC.
(a Delaware corporation)

PLAN AND AGREEMENT OF MERGER entered into on February 22, 1994 by CSL Lighting, Inc., a business corporation of the State of Illinois, and approved by resolution adopted by its Board of Directors and its stockholders on said date, and entered into on February 22, 1994 by Gerber Lighting Corporation, a business corporation of the State of California, and approved by resolution adopted by its Board of Directors and its stockholders on said date, and entered into on February 22, 1994 by CSL Lighting Manufacturing, Inc., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors and its stockholders on said date.

WHEREAS, CSL Lighting, Inc. ("Lighting") is a business corporation of the State of Illinois with its registered office therein located at The Prentice Hall Corporation System, Inc., 33 North LaSalle Street, Chicago, Illinois 60602, City of Chicago, County of Cook; and

WHEREAS, Gerber Lighting Corporation ("Gerber") is a business corporation of the State of California with its registered office therein located at 2001 Wilshire Boulevard, Suite 401, Santa Monica, California 90403 Attention: Mr. Larry Hold, City of Santa Monica, County of Los Angeles; and

WHEREAS, CSL Lighting Manufacturing, Inc. ("CSL") is a business corporation of the State of Delaware with its registered office therein located at The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, City of Dover, County of Kent; and

WHEREAS, the total number of shares of stock which Lighting has authority to issue is 1,000, all of which are of one class and without par value; and

WHEREAS, the total number of shares of stock which Gerber has authority to issue is 1000, all of which are of one class and without par value; and

WHEREAS, the total number of shares of stock which CSL has authority to issue is 11,000,000, 10,000,000 shares of which are shares of common stock, having a par value of $.01 per share and 1,000,000 shares of which are shares of preferred stock, having a par value of $.01 per share; and

WHEREAS, the Business Corporation Act of 1983 of the State of Illinois permits a merger of a business corporation of the State of Illinois with and into a business corporation of another jurisdiction; and

WHEREAS, the General Corporation Law of the State of California permits a merger of a business corporation of the State of California with and into a business corporation of another jurisdiction; and

WHEREAS, the General Corporation Law of the State of Delaware permits the merger of two business corporations of other jurisdictions with and into a business corporation of the State of Delaware; and

WHEREAS, Lighting, Gerber and CSL and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge Lighting and Gerber with and into CSL pursuant to the provisions of the Business Act of 1983 of the State of Illinois, the General Corporation Law of the State of California and the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Lighting and Gerber and approved by a resolution adopted by their respective Boards of Directors and their respective stockholders and being thereunto duly entered into by CSL and approved by a resolution adopted by its Board of Directors and its stockholders, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

1. Lighting, Gerber and CSL shall, pursuant to the provisions of the Business Corporation Act of 1983 of the State of Illinois and the General Corporation Law of California and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, CSL, which shall be the surviving corporation from and after the

effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of each of Gerber and Lighting, which corporations are sometimes hereinafter referred to collectively as the "terminating corporations", shall cease at said effective time in accordance with the provisions of the Business Act of 1983 of the State of Illinois and the General Corporation Law of the State of California, respectively.

2.
The Certificate of Incorporation of the surviving corporation as the same shall be in force and effect at the effective time in the State of Delaware at the effective time of the merger herein provided for; and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. All of the issued shares of each terminating corporation shall, at the effective time of the merger, be converted into an aggregate of 990,000 shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted on behalf of the terminating corporations in accordance with the provisions of the Business Act of 1983 of the State of Illinois and the General Corporation Law of the State of California, as appropriate, and on behalf of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of

Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Illinois, by the laws of the State of California and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Illinois, the State of California and the State of Delaware and elsewhere to effectuate the merger provided for herein.

7. The Board of Directors and the proper officers of the terminating corporations and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed on behalf of each of the constituent corporations parties hereto.

Dated February 22 , 1994.

CSL LIGHTING MANUFACTURING, INC.

By: ______________________
Its Chairman of the Board

Attest:

____
Its Secretary

Dated February 22 , 1994.

CSL LIGHTING, INC.

By: ______________________
Its Chairman of the Board

Attest:

____
Its Secretary

Dated February 22 , 1994.

GERBER LIGHTING CORPORATION

By: ______________________
Its Chairman of the Board

Attest:

____
Its Secretary

CSL\PLAN&AGR.7

CERTIFICATE OF SECRETARY

OF

CSL LIGHTING MANUFACTURING, INC.

The undersigned, being the Secretary of CSL Lighting Manufacturing, Inc., does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Plan and Agreement of Merger.

Dated: February 22, 1994.

Jack [illegible]. Zukerman
Secretary, CSL Lighting
Manufacturing, Inc.

CSL\COS.7

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 03/06/1997
971074009 - 2359802

F:CSL\96AnMtg\CertAmnd.doc

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CSL LIGHTING MANUFACTURING, INC.

The undersigned, being the Chief Operating Officer and Assistant Secretary of CSL Lighting Manufacturing, Inc.. (the "Corporation") hereby certify that:

FIRST: The name of the Corporation is CSL LIGHTING MANUFACTURING, INC.

SECOND: The Certificate of Incorporation was filed with the Secretary of State on November 16, 1993.

THIRD: The Certificate of Incorporation is hereby amended to increase the Corporation's authorized capitalization.

FOURTH: To accomplish the foregoing amendment, Article FOURTH is hereby amended and restated as follows:

"**FOURTH:** The total number of shares of stock which the corporation shall have authority to issue is thirty-one million (31,000,000) shares of which thirty million (30,000,000) shares shall be Common Stock with a par value of $.01 per share and one million (1,000,000) shares shall be Preferred Stock with a par value of $.01 per share.

Additional designations of powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time."

FIFTH: The foregoing amendment was adopted by the directors and stockholders of the Corporation at duly called meetings of the board and stockholders, respectively, in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate is subscribed as of this 25th day of February, 1997 by the undersigned who affirm under penalties of perjury that the statements contained herein are true and correct.

Mark Allen, Chief Operating Officer

Kenneth S. Rose, Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:30 AM 09/03/1998
981344063 - 2359802

F:CSL\97AnMtg\CertAmnd.doc

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CSL LIGHTING MANUFACTURING, INC.

The undersigned, being the Chief Executive Officer and Assistant Secretary of CSL Lighting Manufacturing, Inc.. (the "Corporation") hereby certify that:

FIRST: The name of the Corporation is CSL LIGHTING MANUFACTURING, INC.

SECOND: The Certificate of Incorporation was filed with the Secretary of State on November 16, 1993.

THIRD: The Certificate of Incorporation is hereby amended to effect a thirteen-for-one reverse stock-split of the outstanding shares of the Corporation's Common Stock.

FOURTH: To accomplish the foregoing amendment, Article FOURTH is hereby amended to add the following language at the end therof:

At the same time as the filing of this Amendment to the Certificate of Incorporation of the corporation with the Secretary of the State of Delaware becomes effective, each thirteen (13) shares of common stock $0.01 par value per share of the corporation (the "Old Common Stock"), issued and outstanding or held in the treasury of the corporation immediately prior to the effectiveness of such filing, shall be combined, reclassified and changed into one (1) fully paid and nonassessable share of Common Stock.

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the Common Stock for each thirteen (13) shares of the Old Common Stock previously represented by such certificate.

No fractional share of Common Stock or scrip representing fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of Common Stock. Instead of there being issued any fractional shares of Common Stock which would otherwise be issuable upon such combination and reclassification, the corporation shall round the number of shares to be received up to the nearest whole number of shares."

FIFTH: The foregoing amendment was adopted by the directors and stockholders of the Corporation at duly called meetings of the board and stockholders, respectively, in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate is subscribed as of this 28th day of August, 1998 by the undersigned who affirm under penalties of perjury that the statements contained herein are true and correct.

Mark Allen, Chief Executive Officer

Kenneth S. Rose, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CSL LIGHTING MANUFACTURING, INC.

The undersigned, being Chief Executive Officer of CSL Lighting Manufacturing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is CSL Lighting Manufacturing, Inc.

SECOND: That the Board of Directors of said corporation, by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Certificate of Incorporation of CSL Lighting Manufacturing, Inc. be amended by changing ARTICLE FIRST thereof so that, as amended, said Article shall be and read as follows:
>
> "FIRST: The name of the Corporation is TBD One, INC."

THIRD: That thereafter by written consent of the Stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of said amendment.

FOURTH: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CSL Lighting Manufacturing, Inc. has caused this Certificate of Amendment to be duly signed by its Chief Executive Officer as of Fb 2, 2001.

CSL Lighting Manufacturing, Inc.

[signature]

Max Munn
Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 02/05/2001
010056814 – 2359802

L:\Legal Documents\Troy Lighting\Hudson Valley Lighting\Closing Documents\Name Change - CSL.doc